SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K
                                    --------




                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported)   July 16, 1999
                                                   -------------


                                LYNCH CORPORATION
                                -----------------
             (Exact name of registrant as specified in its charter)




     INDIANA                    1-106                           38-1799862
     -------                    -----                           ----------
(State of jurisdiction       (Commission                     (I.R.S. Employer
  of Incorporation)           File Number)                  Identifications No.)



401 Theodore Fremd Avenue, Rye, New York                         10580
----------------------------------------                         -----
(Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number, including area code:   914/921-7601
                                                      ------------

Item 1.           Change in Control of Registrant

                  Not Applicable


Item 2.           Acquisition of Disposition of Assets

Acquisition of Central Scott Telephone Company

         On July 16, 1999, Lynch Telephone Corporation IX ("LTC"), a subsidiary of the Registrant, acquired, by merger, all of the stock of Central Scott Telephone Company ("CSTC") for approximately $28.1 million in cash. Prior to merger, the stock of CSTC was owned by approximately 475 shareholders of record. The acquisition was the result of arms length negotiations between Registrant (and its representatives) and CSTC (and its representatives). There was no material relationship between Registrant and CSTC. A copy of the Agreement and Plan of Merger is filed as Exhibit 10.1 hereto.

         CSTC is a local exchange telephone company headquartered in Eldridge, Iowa. CSTC services approximately 6,000 access lines in Scott County, Iowa. The assets of CSTC, which primarily consist of telephone cable, switching equipment and the other assets used in its telephone business, will continue to be used in the business of CSTC. CSTC also is engaged in long distance resale and personal communications services ("PCS").

         Registrant borrowed $20 million from a bank for the acquisition. The principal of the Loan is payable over a 5 year period and is secured by a security interest in substantially all the assets of LTC (including the stock of CSTC) and CSTC. Additional amount will be borrowed under the Registrant's existing bank lines of credit. The identity of banks has been omitted and filed separately with the Securities and Exchange Commission.

         CSTC had revenues and net income of $4.4 million and $1.4 million, respectively, for the year ended December 31, 1998 and $3.9 million and $1.2 million, respectively, for the year ended December 31, 1997.


Item 3.           Bankruptcy of Receivership

                  Not Applicable


Item 4.           Changes in Registrant's Certifying Account

                  Not Applicable

Item 5.           Other Events

                  See Item 2

Item 6.           Resignation of Registrant's Directors

                  Not Applicable

Item 7.           Financial Statements and Exhibits

   (a)      Financial Statements of businesses Acquired

      1.       Audited financial statements of Central Scott Telephone Company:
                  Independent Auditor's Report
                  Consolidated Balance Sheets - December 31, 1998 and 1997 Consolidated Statements of Income - For the Years Ended
                    December 31, 1998 and 1997
                  Consolidated Statements of Stochholders' Equity - For the
                    Years Ended December 31, 1998 and 1997
                  Consolidated Statements of Cash Flows - For the Years Ended
                    December 31, 1998 and 1997
               Notes to Financial Statements

      2.      Unaudited  financial  statements of Central Scott Telephone
               Company:

                  Condensed Consolidated Balance Sheet - March 31, 1999 Condensed Consolidated Statements of Income - Three Months
                     Ended March 31, 1999 and 1998
                  Condensed Consolidated Statements of Cash Flow - Three Months
                     Ended March 31, 1999 and 1998

   (b)      Pro Forma Financial Information

                Pro Forma Condensed Consolidating Balance Sheet -
                    March 31, 1999
                Pro Forma Condensed Consolidating Statements of Income -
                    Three Months Ended March 31, 1999 and Year Ended December 31, 1998

   (c)      Exhibits

          10.1 Agreement and Plan of Merger dated as of May 25, 1999, among Central Scott Telephone Company, Brighton Communications Corporation and Brighton Iowa Acquisition Corporation (schedules ommitted). Registrant agrees to provide the schedules to the Secuities and Exchange Commission upon request.


Item 8.   Change in Fiscal Year

          Not applicable

Item 9.   Sales of Equity Securities Pursuant to Regulation S

          Not applicable

                                   Signatures

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               LYNCH CORPORATION



                                               By:/s/Robert E. Dolan
                                                     Robert E. Dolan
                                                     Chief Financial Officer

Date: August 2, 1999

                         CENTRAL SCOTT TELEPHONE COMPANY
                                 AND SUBSIDIARY
                                 ELDRIDGE, IOWA

                        CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997
                       WITH INDEPENDENT AUDITORS' REPORTS

                         CENTRAL SCOTT TELEPHONE COMPANY
                                 ELDRIDGE, IOWA




     CONTENTS

                                                                             Page

INDEPENDENT AUDITORS' REPORT ...............................................   1

CONSOLIDATED FINANCIAL STATEMENTS:

         Consolidated Balance Sheets .......................................   2 - 3

         Consolidated Statements of Income .................................   4

         Consolidated Statements of Stockholders' Equity ...................   5

         Consolidated Statements of Cash Flows .............................   6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS .................................   7 - 13


                          INDEPENDENT AUDITORS' REPORT





To the Board of Directors
Central Scott Telephone Company
Eldridge, Iowa

We have audited the accompanying consolidated balance sheets of Central Scott Telephone Company (an Iowa Corporation) and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Central Scott Telephone Company and subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



Kiesling Associates LLP


West Des Moines, Iowa
January 20, 1999

                         CENTRAL SCOTT TELEPHONE COMPANY
                                 ELDRIDGE, IOWA

                           CONSOLIDATED BALANCE SHEETS

                                                            December 31,
                                                       1998                1997
                                                       ----                ----
         ASSETS


CURRENT ASSETS
     Cash and cash equivalents ...............       $1,225,991       $  874,710
     U.S. Treasury bills .....................        1,292,192          487,311
     Accounts receivable -
         Due from customers ..................           75,119           67,246
         Interexchange carriers ..............          356,174          328,546
         Other ...............................           10,077            8,846
     Interest receivable .....................           21,425           21,123
     Materials and supplies ..................           29,534           45,052
     Prepayments .............................           61,987           63,787
     Deferred income taxes ...................           61,119            7,474
                                                     ----------       ----------
                                                     $3,133,618       $1,904,095
                                                     ----------       ----------

OTHER NONCURRENT ASSETS
     U.S. Treasury notes .....................       $1,333,438       $1,742,900
     Other investments .......................          314,002          915,358
                                                     ----------       ----------
                                                     $1,647,440       $2,658,258
                                                     ----------       ----------


PROPERTY, PLANT AND EQUIPMENT
     Telephone plant in service ..............       $9,484,943       $8,676,208
     Other property ..........................           32,638           32,638
                                                     ----------       ----------
                                                     $9,517,581       $8,708,846
     Less accumulated depreciation ...........        4,573,953        3,965,833
                                                     ----------       ----------
                                                     $4,943,628       $4,743,013
     Plant under construction ................           23,994           62,586
                                                     ----------       ----------
                                                     $4,967,622       $4,805,599
                                                     ----------       ----------



TOTAL ASSETS .................................       $9,748,680       $9,367,952
                                                     ==========       ==========

                         CENTRAL SCOTT TELEPHONE COMPANY
                                 ELDRIDGE, IOWA

                           CONSOLIDATED BALANCE SHEETS


                                                               December 31,
                                                           1998           1997
                                                           ----           ----
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable -
         Interexchange carriers ......................   $   10,714   $   31,999
         Other .......................................      160,266       37,425
     Customer deposits ...............................       33,000       33,000
     Current portion of long-term debt ...............         --        120,000
     Accrued taxes ...................................      139,271      118,400
     Other ...........................................       20,207       18,420
                                                         ----------   ----------
                                                         $  363,458   $  359,244
                                                         ----------   ----------

LONG-TERM DEBT, less current portion .................   $     --     $  360,000
                                                         ----------   ----------

DEFERRED CREDITS
     Deferred investment tax credit ..................   $   55,355   $   62,395
     Deferred income taxes ...........................      420,432      339,147
     Other deferred credits ..........................         --          3,864
                                                         ----------   ----------
                                                         $  475,787   $  405,406
                                                         ----------   ----------
STOCKHOLDERS' EQUITY
     Common stock - $50 par value, 200,000
         shares authorized, 70,790 and 71,470 shares
         issued and outstanding, respectively ........   $3,539,500   $3,573,500
     Accumulated other comprehensive income
         Unrealized gains on certain investments .....      196,105      149,657
     Retained earnings ...............................    5,173,830    4,520,145
                                                         ----------   ----------
                                                         $8,909,435   $8,243,302
                                                         ----------   ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...........   $9,748,680   $9,367,952
                                                         ==========   ==========

The accompanying notes are an integral part of these financial statements.

                         CENTRAL SCOTT TELEPHONE COMPANY
                                 ELDRIDGE, IOWA

                        CONSOLIDATED STATEMENTS OF INCOME


                                                       Years Ended December 31,
                                                       1998                1997
                                                       ----                ----

OPERATING REVENUES
     Local network services ....................      $  956,712      $  844,849
     Network access services ...................       2,884,919
                                                                       2,617,027
     Long distance services ....................          96,852          55,169
     Billing and collection services ...........         116,447         131,253
     Equipment sales and other .................         339,640         242,974
                                                      ----------      ----------
                                                      $4,394,570      $3,891,272
                                                      ----------      ----------

OPERATING EXPENSES
     Plant specific operations .................      $  396,726      $  425,034
     Plant nonspecific operations ..............         140,883         112,993
     Cost of equipment sales and rental ........         202,291         148,324
     Cost of long distance .....................          86,022          55,169
     Depreciation ..............................         645,144         607,151
     Customer operations .......................         276,993         256,580
     Corporate operations ......................         389,541         315,353
     General taxes .............................         203,614         186,119
                                                      ----------      ----------
                                                      $2,341,214      $2,106,723
                                                      ----------      ----------

OPERATING INCOME ...............................      $2,053,356      $1,784,549
                                                      ----------      ----------

OTHER INCOME
     Interest and dividend income ..............      $  248,449      $  225,113
     Other, net ................................          23,902           3,506
                                                      ----------      ----------
                                                      $  272,351      $  228,619
                                                      ----------      ----------

INCOME BEFORE INCOME TAXES .....................      $2,325,707      $2,013,168

INCOME TAXES ...................................         936,050         784,967
                                                      ----------      ----------

NET INCOME .....................................      $1,389,657      $1,228,201
                                                      ==========      ==========

The accompanying notes are an integral part of these financial statements.

                                       -5-

                         CENTRAL SCOTT TELEPHONE COMPANY
                                 ELDRIDGE, IOWA

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                    Accumulated
                                                                                       Other
                                                  Common Stock        Retained     Comprehensive
                                             Shares       Amount      Earnings         Income         Total
                                          ------------  -----------  ------------    -----------   -----------

Balance at December 31, 1996 ........        71,614    $ 3,580,700    $ 3,869,202    $    90,086   $ 7,539,988

Comprehensive Income
   Net Income .......................          --             --        1,228,201           --       1,228,201
   Other Comprehensive Income
     Unrealized holding gains
       arising during the period (net
       of income taxes of $38,640) ..          --             --             --           59,571        59,571
                                                                                                   -----------
          Total Comprehensive Income           --             --             --             --     $ 1,287,772

Dividend paid ($8 per share) ........          --             --         (571,760)          --        (571,760)

Stock redeemed ......................          (144)        (7,200)         5,498           --         (12,698)
                                        -----------    -----------    -----------    -----------   -----------

Balance at December 31, 1997 ........        71,470    $ 3,573,500    $ 4,520,145    $   149,657   $ 8,243,302

Comprehensive Income
   Net Income .......................          --             --        1,389,657           --       1,389,657
   Other Comprehensive Income
     Unrealized holding gains
       arising during the period (net
       of income taxes of $31,844) ..          --             --             --           46,448        46,448
                                                                                                   -----------
          Total Comprehensive Income    $ 1,436,105

Dividend paid ($10 per share) .......          --             --         (707,900)          --        (707,900)
Stock redeemed ......................          (680)       (34,000)       (28,072)          --         (62,072)
                                        -----------    -----------    -----------    -----------   -----------

Balance at December 31, 1998 ........        70,790    $ 3,539,500    $ 5,173,830    $   196,105   $ 8,909,435
                                        ===========    ===========    ===========    ===========   ===========

The accompanying notes are an integral part of these financial statements.

                                       -6-

                         CENTRAL SCOTT TELEPHONE COMPANY
                                 ELDRIDGE, IOWA

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               Years Ended December 31,
                                                                                  1998          1997
                                                                                  ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income ...........................................................   $ 1,389,657    $ 1,228,201
     Adjustments to reconcile net income to net
      cash provided by operating activities
         Depreciation .....................................................       645,797        607,803
         Amortization of investment tax credits ...........................        (7,040)       (12,770)
         Deferred income taxes ............................................        (8,068)        36,045
         Regulatory liability .............................................        (3,864)        (3,864)
         Equity (earnings) loss of limited partnership ....................          --           (2,462)
         Gain on sale of investments ......................................       (40,617)          --
         Changes in operating assets and liabilities:
              (Increase) Decrease in:
                  Receivables and prepayments .............................       (35,234)        32,299
                  Materials and supplies ..................................        15,518        (21,072)
                  Other deferred charges ..................................          --              750
              Increase (Decrease) in:
                  Accounts payable ........................................       105,420        (17,788)
                  Accrued taxes ...........................................        20,870          7,398
                  Other ...................................................         1,787        (26,558)
                                                                              -----------    -----------
         Net cash provided by operating activities ........................   $ 2,084,226    $ 1,827,982
                                                                              -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures .................................................   $  (807,820)   $  (583,557)
     Cost of removing plant, net of salvage ...............................          --             (418)
     Purchase of investments ..............................................      (802,376)    (1,513,788)
     Proceeds from sale of investments ....................................       647,223      1,000,672
                                                                              -----------    -----------
         Net cash used in investing activities ............................   $  (962,973)   $(1,097,091)
                                                                              -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Common stock reacquired ..............................................   $   (62,072)   $   (12,698)
     Dividends paid .......................................................      (707,900)      (571,760)
                                                                              -----------    -----------
         Net cash used in financing activities ............................   $  (769,972)   $  (584,458)
                                                                              -----------    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS .................................   $   351,281    $   146,433

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ............................       874,710        728,277
                                                                              -----------    -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR ..................................   $ 1,225,991    $   874,710
                                                                              ===========    ===========

                         CENTRAL SCOTT TELEPHONE COMPANY
                                 ELDRIDGE, IOWA

                   Notes to Consolidated Financial Statements
                           December 31, 1998 and 1997

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Central Scott Telephone Company and its subsidiary are providers of telecommunications exchange and local access services, long distance, Internet, and telecommunications equipment in a service area located primarily in Scott County, Iowa.

     The accounting policies of the Company and its subsidiary conform to generally accepted accounting principles. Management uses estimates and assumptions in preparing its consolidated financial statements. Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Telephone operations reflect practices appropriate to the telephone industry. The accounting records of the Company are maintained in accordance with the Uniform System of Accounts for Class A and B Telephone Companies prescribed by the Federal Communications Commission as modified by the Iowa State Utilities Division (ISUD).

Principles of Consolidation

     The consolidated financial statements include the accounts of Central Scott Telephone Company and its 100%- owned subsidiary, CST Communications, Inc., (herein referred to as "the Company"). All material intercompany transactions have been eliminated in consolidation.

Investments

     Debt and marketable equity securities bought and held principally for selling in the near future are classified as trading securities and carried at fair value. Unrealized holding gains and losses on trading securities are reported in earnings. Debt and marketable equity securities classified as available for sale are carried at fair value with unrealized holding gains and losses recorded as a separate component of stockholders' equity. Debt securities the Company has the positive intent and ability to hold to maturity are classified as held to maturity. Investments classified as held to maturity are carried at amortized cost. The Company uses the FIFO method of computing realized gains and losses.

     Nonmarketable equity investments, over which the Company has significant influence or a 20% ownership, are reflected on the equity method. Other nonmarketable equity investments are stated at cost.

Property, Plant and Equipment

     Property, plant and equipment is capitalized at original cost including the capitalized cost of salaries and wages, materials, certain payroll taxes and employee benefits, and interest during the construction period.

     The Company provides for depreciation for financial reporting purposes on the straight-line method by the application of rates based on the estimated service lives of the various classes of depreciable property. These estimates are subject to change in the near term.

     Renewals and betterments of units of property are charged to telephone plant in service. When telephone plant is retired, its cost is removed from the asset account and charged against accumulated depreciation together with removal cost less any salvage realized. No gains or losses are recognized in connection with routine retirements of depreciable property. Repairs and renewals of minor items of property are included in plant specific operations expense.



The accompanying notes are an integral part of these financial statements.

                         CENTRAL SCOTT TELEPHONE COMPANY
                                 ELDRIDGE, IOWA

                   Notes to Consolidated Financial Statements
                           December 31, 1998 and 1997




1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

     Income taxes are accounted for using a liability method and provide for the tax effects of transactions reported in the consolidated financial statements including both taxes currently due and deferred. Deferred tax liabilities are adjusted to reflect deferred tax consequences at current enacted tax rates. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities arise from property, plant and equipment, investments, and certain payables. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

     Investment tax credits (ITC), which were deferred prior to the Tax Reform Act of 1986, are being amortized over the life of the plant which produced the ITC.

Revenue Recognition

     The Company recognizes revenues when earned regardless of the period in which they are billed.

     Local network service and internet revenues are recognized over the period a subscriber is connected to the telephone network.

     Network access and long distance service revenues are derived from charges for access to the Company's local exchange network. The interstate portion of network access revenues are received through pooling arrangements administered by the National Exchange Carrier Association (NECA) based on average schedule formulas. The intrastate portion of access revenues are billed based upon the Company's tariff for access charges filed with the ISUD. The charges developed from these tariffs are used to bill the connecting long distance provider and revenues are recognized in the period the traffic is transported based on the minutes of traffic carried. Long distance revenues are recognized at the time a call is placed based on the minutes of traffic processed at tariffed and contracted rates.

     Other revenues include contractually determined arrangements for the provision of billing and collecting services and are recognized in the period when the services are performed.

Cash Equivalents

     All highly liquid investments with a maturity of three months or less at the time of purchase are considered cash equivalents.

Reclassifications

     Certain reclassifications have been made to the 1997 financial statements to conform with the 1998 presentations.

                         CENTRAL SCOTT TELEPHONE COMPANY
                                 ELDRIDGE, IOWA

                   Notes to Consolidated Financial Statements
                           December 31, 1998 and 1997



2. PROPERTY, PLANT AND EQUIPMENT

     The provisions for depreciation for the years ended December 31, 1998 and 1997, were distributed as follows: Years Ended December 31,


                                                       1998              1997
                                                       ----              ----
Operating expenses .......................           $645,144           $607,151
Other income .............................                653                652
                                                     --------           --------
                                                     $645,797           $607,803
                                                     ========           ========

      Property, plant and equipment includes the following:

                                            December 31,
                                          1998          1997
                                       ---------   ---------

Telephone Plant in Service -
     Land .........................   $   99,081   $   99,081
     Buildings ....................      750,959      748,575
     Other general support assets .      497,947      425,771
     Central office assets ........    2,545,052    2,175,731
     Cable and wire facilities ....    5,392,053    5,028,733
     Other plant and equipment ....      199,851      198,317
                                      ----------   ----------
                                      $9,484,943   $8,676,208
                                      ----------   ----------
Other Property -
     Land .........................   $    2,638   $    2,638
     Building .....................       30,000       30,000
                                      ----------   ----------
                                      $   32,638   $   32,638
                                      ----------   ----------

Total property, plant and equipment   $9,517,581   $8,708,846
                                      ==========   ==========

     Application of rates to the various classes of plant produced a composite rate on average depreciable plant for the years ended December 31, 1998 and 1997, of 7.2% and 7.2%, respectively.

3.    EMPLOYEE BENEFITS

     The Company has a non-contributory, defined benefit pension plan covering most employees. The multi-employer retirement programs are with the National Telephone Cooperative Association (NTCA) and have been approved by the Internal Revenue Service. Pension costs, expensed and capitalized, for 1998 and 1997, were $51,031 and $44,842, respectively. The Company makes quarterly contributions to the plan equal to amounts accrued for pension expense.

     The relative position of the Company regarding the accumulated plan benefits and plan net assets of the multi-employer plan is not determinable by the Company and is not presented.

     The Company also provides an optional savings plan administered by NTCA for its employees. The Company contributes 3% for 1998 and 1% for 1997 of employees' salaries in addition to the voluntary contribution. Savings plan costs expensed and capitalized for the years ending December 31, 1998 and 1997, totaled $15,701 and $4,424, respectively.

                         CENTRAL SCOTT TELEPHONE COMPANY
                                 ELDRIDGE, IOWA

                   Notes to Consolidated Financial Statements
                           December 31, 1998 and 1997


4.    INCOME TAXES

     Income taxes reflected in the Consolidated Statements of Income consist of the following:

                                             Years Ended December 31,
                                               1998         1997
                                               ----         ----
Federal income taxes -
    Current tax expense ..................   $ 733,445    $ 594,865
    Deferred tax expense (benefit) .......      (4,052)      27,978
    Amortization of investment tax credits      (7,040)     (12,770)
State income taxes -
    Current tax expense ..................     213,849      166,827
    Deferred tax expense (benefit) .......        (152)       8,067
                                             ---------    ---------
        Total income tax expense .........   $ 936,050    $ 784,967
                                             =========    =========

     Cash paid for income taxes and estimated income taxes for 1998 and 1997 totaled $947,000 and $735,100, respectively.

Deferred federal and state tax liabilities and assets are summarized as follows:

                                          December 31,
                                        1998        1997
                                       -----        -----
Deferred Tax Liabilities

Federal ..........................   $ 320,594    $ 261,306
State ............................     100,435       80,200
                                     ---------    ---------
   Total Deferred Tax Liabilities    $ 421,029    $ 341,506
                                     ---------    ---------

Deferred Tax Assets
      Federal ....................   $  46,994    $   7,524
      State ......................      14,722        2,309
                                     ---------    ---------
         Total Deferred Tax Assets   $  61,716    $   9,833
                                     ---------    ---------

      Net Deferred Tax Liability .   $ 359,313    $ 331,673
                                     =========    =========

Current portion ..................   $ (61,119)   $  (7,474)
Long-term portion ................     420,432      339,147
                                     ---------    ---------
      Net Deferred Tax Liability .   $ 359,313    $ 331,673
                                     =========    =========

     The tax provision differs from the expense that would result from applying federal statutory rates to income before income taxes because of state income taxes.

     Other Deferred Credits includes a regulatory liability at December 31, 1997, of approximately $3,846. This liability represents the excess deferred taxes on depreciable assets, resulting primarily from reductions in the statutory federal income tax rate. This amount is being amortized over the lives of the related depreciable assets in accordance with the average rate assumption method as required by income tax regulations. The regulatory liabilities have been increased to reflect future revenue requirement levels.

                         CENTRAL SCOTT TELEPHONE COMPANY
                                 ELDRIDGE, IOWA

                   Notes to Consolidated Financial Statements
                           December 31, 1998 and 1997




5.    INVESTMENTS

     The amortized cost and fair value of available for sale securities are:

                                                     Gross
                                    Amortized      Unrealized    Unrealized       Fair
                                       Cost           Gains         Losses        Value
                                       ----           -----         ------        -----
December 31, 1998
    Equity securities ...........   $       44     $     9,004   $     --     $    9,048
    U.S. Treasury notes and bills    2,304,495         321,135         --      2,625,630
                                     ---------      ----------   ----------   ----------
    Total .......................   $2,304,539     $   330,139         --     $2,634,678
                                     =========      ==========   ==========   ==========

December 31, 1997
    Equity securities ...........   $      200     $    23,776  $      --     $   23,976
    U.S. Treasury notes and bills    2,002,140         228,071         --      2,223,211
                                     ---------      ----------   ----------   ----------
    Total .......................   $2,002,340     $   251,847  $      --     $ 2,54,187
                                     =========      ==========   ==========   ===========


        Equity securities are included in other investments at December 31, 1998 and 1997.

     Proceeds from sales of available for sale securities totaled $18,936 and $ -0- in 1998 and 1997, respectively.

     The gross realized gains on sales of available for sale securities totaled $18,780 and $ -0- in 1998 and 1997, respectively.

     There were no realized losses on sales of available for sale securities during 1998 and 1997.

     Marketable debt securities mature as follows:

                              Maturity       Amortized
        Description             Date           Cost
        -----------             ----           ----

   U.S. Treasury bill         4/22/99       $  395,190
   U.S. Treasury bill         4/29/99          394,505
   U.S. Treasury note         8/15/99          499,670
   U.S. Treasury note        11/15/21        1,015,130
                                             ---------
                                             $2,304,495
                                             ==========

     Investments also include $39,525 at December 31, 1998 and 1997, related to Rural Telephone Bank (RTB) Class B stock. Such RTB stock was purchased from the RTB as a condition of obtaining long-term financing. Holders of RTB Class B stock are entitled to patronage dividends in the form of additional Class B stock. However, such stock must be held until the related RTB loan is repaid and may be redeemed only after all shares of Class A stock have been retired, at the discretion of the board of directors of RTB.

                        CENTRAL SCOTT TELEPHONE COMPANY
                                 ELDRIDGE, IOWA

                   Notes to Consolidated Financial Statements
                           December 31, 1998 and 1997

6. INVESTMENTS IN AFFILIATES

     Central Scott Telephone Company owned 6.4% of the partners' capital of Iowa LP 136 (a development stage limited partnership) at December 31, 1997. Iowa LP 136 was liquidated in 1998. The Company accounted for this investment using the equity method because of its involvement in the management of this partnership. The partnership was formed in 1995 to compete for licenses to provide Personal Communications Services (PCS) in selected Basic Trading Areas (BTAs) in Iowa, South Dakota, Nebraska and Illinois. In 1997 Iowa LP 136 acquired licenses in selected BTAs in Iowa and subsequently sold the licenses in 1998. The sales proceeds resulted in returning to each partner its original net partnership investment, its share of certain licensing costs previously expensed, and its share of investment income since inception. Following is a summary of financial position and results of operations of this affiliate:

                                                   1998             1997
                                                   ----             ----
Current assets .............................   $          --     $ 3,580,100
Other assets ...............................              --       8,108,039
                                               ---------------   -----------
     Total Assets ..........................   $          --     $11,688,139
                                               ===============   ===========

Current liabilities ........................   $          --     $   666,955
Long-term debt .............................              --       2,537,080
Partners' capital ..........................              --       8,484,104
                                               ---------------   -----------
     Total Liabilities and Partners' Capital   $          --     $11,688,139
                                               ===============   ===========

Operating Revenues .........................              --            --

Net Income .................................   $       336,138   $    35,698
                                               ===============   ===========

     Central Scott Telephone Company owned 6.4% of the capital stock of ITC Management Company, Inc. (a development stage C-corporation who was the general partner of Iowa LP 136) at December 31, 1997. ITC Management Company, Inc. was liquidated in 1998. The Company accounted for this investment using the equity method because of its involvement in the management of this corporation. Following is a summary of financial position and results of operations of this affiliate:

                                                     1998        1997
                                                     ----        ----
Other assets ...................................   $    --     $334,273
                                                   ---------   --------
     Total Assets ..............................   $    --     $334,273
                                                   =========   ========

Stockholders' Equity ...........................   $    --     $334,273
                                                   =========   ========

Operating Revenues .............................        --         --

Net Income .....................................   $  12,458   $  1,446
                                                   =========   ========
Company's Share of Affiliates' Equity or Capital
ITC Management Company, Inc. ...................   $    --     $ 21,429

Iowa LP 136 ....................................        --      271,788
                                                   ---------   --------

     Total Investments in Affiliates ...........   $    --     $293,217
                                                   =========   ========

     The liquidation of Iowa LP 136 and ITC Management Company, Inc., resulted in a net gain of $21,837 during 1998.

                         CENTRAL SCOTT TELEPHONE COMPANY
                                 ELDRIDGE, IOWA

                   Notes to Consolidated Financial Statements
                           December 31, 1998 and 1997



7. LONG-TERM DEBT

      Long-term debt consists of:

                                          December 31,
                                        1998         1997
                                     ---------   --------

Note payable to Iowa L.P. 136 - 7%   $    --     $480,000
    Less current portion .........        --      120,000
                                     ---------   --------
                                     $    --     $360,000
                                     =========   ========

The note was liquidated in connection with the sale of Iowa LP 136 during 1998. No interest was paid in 1998 or 1997.


8.    REVOLVING LINE OF CREDIT

     On August 15, 1994, the Company entered into an agreement with the Rural Telephone Finance Cooperative (RTFC) for an unsecured revolving line of credit of $500,000. The unpaid balance will bear interest at a rate per annum equal to or lesser than the prevailing bank "prime" interest rate plus one and one-half percent. Interest paid during 1998 and 1997 totaled $-0-.

9.    CONCENTRATIONS OF CREDIT RISK

     The Company grants credit to local service customers, all of whom are located in the franchised service area, and telecommunications intrastate and interstate long distance carriers.

     The Company has received approximately 66% of its operating revenues from access revenues and assistance provided by the Federal Universal Service Fund. The manner in which access revenues are determined by regulatory bodies and universal service funding is determined for qualifying organizations is currently being modified as a result of the Telecommunications Act of 1996.

     Financial   instruments   that   potentially   subject   the   Company   to
concentrations of credit risk consist principally of cash and cash equivalents.

     Of the Company's cash and cash equivalents, $1,019,922 and $714,550 at December 31, 1998 and 1997, respectively, are maintained at financial institutions in accounts in excess of the amounts insured by an agency of the federal government.

10.   COMMITMENT

     The Company has entered into an agreement with Northern Telecom to purchase software upgrades during the years ended December 31, 1996-1999, for an annual fee of $40,500 to be paid in January of each year.

                         CENTRAL SCOTT TELEPHONE COMPANY
                                 ELDRIDGE, IOWA

                           Note to Unaudited Condensed
                          Interim Financial Statements


The accompanying unaudited condensed interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. For further information, refer to the consolidated financial statements and footnotes thereto included in the audited annual financial statements for the year ended December 31, 1998.

                        CENTRAL SCOTT TELEPHONE COMPANY
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               AT MARCH 31, 1999
                                 (IN THOUSANDS)


ASSETS

CURRENT ASSETS

CASH ..........................................................          $ 1,260
U.S. TREASURY BILLS ...........................................            1,895
ACCOUNTS RECEIVABLE ...........................................              463
MATERIALS & SUPPLIES ..........................................               30
DEFERRED INCOME TAXES .........................................               61
PREPAID EXPENSES ..............................................               46
                                                                         -------
  TOTAL CURRENT ASSETS ........................................            3,755
U.S. TREASURY NOTES AND OTHER INVESTMENTS .....................            1,647
PROPERTY, PLANT & EQUIPMENT....................................            4,902
                                                                         -------
      TOTAL ASSETS ............................................          $10,304
                                                                         =======


LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
ACCOUNTS PAYABLE & ACCRUALS ...................................          $   164
ACCRUED TAXES .................................................              334
OTHER .........................................................               20
                                                                         -------
   TOTAL CURRENT LIABILITIES ..................................              518

DEFERRED TAXES ................................................              468

STOCKHOLDERS' EQUITY:
   COMMON STOCK ...............................................            3,540
   COMPREHENSIVE INCOME .......................................              196
   RETAINED EARNINGS ..........................................            5,582
                                                                         -------
TOTAL STOCKHOLDERS' EQUITY ....................................            9,318
                                                                         -------
      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY ................          $10,304
                                                                         =======


SEE NOTE TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

                        CENTRAL SCOTT TELEPHONE COMPANY
              CONDENSED CONSOLIDATED INCOME STATEMENT (UNAUDITED)
               FOR THE THREE MONTHS ENDED MARCH 31,1999 AND 1998
                                  IN THOUSANDS

                                                               MARCH 31,
                                                       1999              1998
                                                       -------------------------

REVENUES .................................           $ 1,179            $ 1,092
OPERATING EXPENSES: ......................               606                565
                                                      ------             ------
    OPERATING INCOME .....................               573                527
INVESTMENT INCOME ........................                69                 72
                                                      ------             ------
    PRETAX INCOME ........................               642                599
INCOME TAX PROVISION .....................              (234)              (204)
                                                      ------             ------
    NET INCOME ...........................           $   408            $   395
                                                     =======            =======

SEE NOTE TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

                        CENTRAL SCOTT TELEPHONE COMPANY
           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW (UNAUDITED)
               FOR THE THREE MONTHS ENDED MARCH 31,1999 AND 1998
                                  IN THOUSANDS

                                                                 MARCH 31,
                                                            1999         1998
OPERATING ACTIVITIES                                     -----------------------

NET INCOME .........................................      $   408       $   395
ADJUSTMENTS TO REFLECT NON-CASH ITEMS:
    DEPRECIATION AND AMORTIZATION ..................          174           159
    DEFERRED INCOME TAXES ..........................           (7)            0
CHANGES IN OPERATING ASSETS:
    ACCOUNTS RECEIVABLE ............................            0             6
    PREPAID ASSETS .................................           16            18
    OTHER ASSETS ...................................            0            (2)
    ACCOUNTS PAY AND ACCRUALS ......................          (39)          (19)
    ACCRUED TAXES ..................................          194           165
                                                            -----         -----
                                                              746           722
                                                            -----         -----
INVESTING ACTIVITIES

ADDITIONS TO PLANT .................................         (109)         (167)
NET CHANGE IN U.S. TREASURY BILLS ..................         (603)         (403)
                                                            -----         -----
    NET CASH USED IN INVESTING ACTITITIES ..........         (712)         (570)
                                                            -----         -----

FINANCING ACTIVITIES

PURCHASE OF TREASURY STOCK .........................            0           (55)
                                                            -----         -----
    NET CASH USED BY FINANCING ACTIVITIES ..........            0           (55)
                                                            -----         -----
NET INCREASE IN CASH AND CASH EQUIVALENTS ..........           34            97
CASH AND CASH EQUIVALENTS AT
    BEGINING OF PERIOD .............................        1,226           875
                                                            -----         -----
CASH AND CASH EQUIVALENTS AT
    END  OF PERIOD .................................      $ 1,260       $   972
                                                          =======       =======

SEE NOTE TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS


              LYNCH CORPORATION AND CENTRAL SCOTT TELEPHONE COMPANY
                                 ELDRIDGE, IOWA

                        Pro Forma Condensed Consolidating
                        Financial Statements (Unaudited)



The following pro forma condensed consolidating balance sheet at March 31, 1999, and pro forma condensed consolidating statements of income for the three months ended March 31, 1999 and year ended December 31, 1998, give effect to the acquisition of 100% of the outstanding shares of Central Scott Telephone Company by Lynch Telephone Corporation IX, a subsidiary of Lynch Corporation. The pro forma information is based on the historical financial statements of Central Scott Telephone Company and Lynch Corporation giving effect to the transaction under the purchase method of accounting and the assumption and adjustments described in the accompanying notes to the pro forma financial statements.

The pro forma statements have been prepared by Lynch Corporation management based upon the financial statements of Central Scott Telephone Company. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical financial statements and notes of Central Scott Telephone Company and Lynch Corporation.

                               LYNCH CORPORATION
                PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET
                               AT MARCH 31, 1999
         ADJUSTED TO REFLECT THE ACQUISITION OF CENTRAL SCOTT TELEPHONE
          COMPANY AS IF THE TRANSACTION HAD OCCURRED ON MARCH 31, 1999
                                  IN THOUSANDS
                                  (UNAUDITED)

                                                        CENTRAL
                                                         SCOTT                   PRO FORMA    NOTES TO
                                           LYNCH       TELEPHONE    PRO FORMA      LYNCH      PRO FORMA
                                         CORPORATION    COMPANY     ADJUSTMENTS  CORPORATION  ADJUSTMENTS
                                         ---------------------------------------------------------------
ASSETS
CURRENT ASSETS
CASH & MARKETABLE SECURITIES ...........     $17,995       $3,155        --        $21,150
ACCOUNTS RECEIVABLE ....................      44,882          463        --         45,345
MATERIALS & SUPPLIES ...................      31,795           30        --         31,825
DEFERRED INCOME TAXES ..................      13,580           61        --         13,641
OTHER CURRENT ASSETS ...................       7,844           46        --          7,890
NET CURRENT ASSETS OF
    DISCONTINUED OPERATIONS ............      33,642           --        --         33,642
                                             -------      -------     -------      -------
    TOTAL CURRENT ASSETS ...............     149,738        3,755        --        153,493

PROPERTY, PLANT, & EQUIPMENT - NET .....     136,839        4,902        --        141,741

INVESTMENT IN & ADVANCES TO PCS ENTITIES      11,060         --          --         11,060

GOODWILL ...............................      69,710         --        18,782       88,492       A
OTHER ASSETS ...........................      14,451        1,647        --         16,098
NET NON-CURRENT ASSETS OF
    DISCONTINUED OPERATIONS ............      70,823         --          --         70,823
                                             -------      -------     -------      -------

    TOTAL ASSETS .......................   $ 452,621      $10,304     $18,782     $481,707
                                           =========      =======     =======     ========
LIABILITIES & SHAREHOLDERS EQUITY

CURRENT LIABILITIES
NOTES PAYABLE TO BANKS .................     $51,328         --       $ 8,100       59,428       B
ACCOUNTS PAYABLE & ACCRUALS ............      58,848          518        --         59,366
CURR. PORTION OF LONG-TERM DEBT ........      10,020         --           768       10,788       B
NET CURRENT LIABILITIES OF
    DISCONTINUED OPERATIONS ............      16,573         --          --         16,573
                                             -------      -------     -------      -------
   TOTAL CURRENT LIABILITIES ...........     136,769          518       8,868      146,155

LONG-TERM DEBT .........................     244,680         --        19,232      263,912       B
DEFERRED TAXES .........................      16,818          468        --         17,286
OTHER LIABILITIES ......................       6,891         --          --          6,891
MINORITY INTERESTS .....................      12,652         --          --         12,652
NET NON-CURRENT LIABILITIES OF
    DISCONTINUED OPERATIONS ............       6,280         --          --          6,280

SHAREHOLDERS' EQUITY:
   COMMON STOCK ........................       5,139        3,540      (3,540)       5,139       C
   PAID-IN CAPITAL .....................       8,300         --          --          8,300
   COMPREHENSIVE INCOME ................          42          196        (196)          42       C
   RETAINED EARNINGS (DEFICIT) .........      15,780        5,582      (5,582)       15,78       C
   TREASURY STOCK ......................        (730)        --          --           (730)
                                             -------      -------     -------      -------
TOTAL SHAREHOLDERS' EQUITY .............      28,531        9,318      (9,318)      28,531
                                             -------      -------     -------      -------
      TOTAL LIABILITIES & EQUITY .......   $ 452,621      $10,304     $18,782     $481,707
                                           =========      =======     =======     ========

NOTES
A - TO RECORD GOODWILL  RECOGNIZED IN CONNECTION WITH THE ACQUISITION OF CENTRAL
    SCOTT.
B - TO RECORD THE  ISSUANCE OF DEBT TO FINANCE THE  ACQUISITION.
C - TO ELIMINATE THE SHAREHOLDERS' EQUITY OF CENTRAL SCOTT.


SEE NOTES TO PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (UNAUDITED)


                                LYNCH CORPORATION
             PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
         ADJUSTED TO REFLECT THE ACQUISITION OF CENTRAL SCOTT TELEPHONE
       COMPANY AS IF THE ACQUISITION HAD OCCURRED ON JANUARY 1, 1998 AND
            TO REFLECT THE DISPOSITION OF CERTAIN BUSINESS SEGMENTS
                    IN THOUSANDS (EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                     CENTRAL
                                                                      SCOTT                     PRO FORMA     NOTES TO
                                                       LYNCH        TELEPHONE       PRO FORMA     LYNCH       PRO FORMA
                                                    CORPORATION      COMPANY       ADJUSTMENTS  CORPORATION  ADJUSTMENTS
                                                    -------------------------------------------------------------------
REVENUES ......................................       $95,123         $1,179           --         $ 96,302
OPERATING EXPENSES:
   COST OF SALES ..............................        83,668            606            188         84,462       A
   SELLING & ADMINISTRATIVE ...................         8,193           --             --            8,193
                                                      -------        -------        -------        -------
OPERATING INCOME ..............................         3,262            573           (188)         3,647

OTHER INCOME(EXPENSE):
    INVESTMENT INCOME/(EXPENSE)................           827             69           --              896
    INTEREST EXPENSE ..........................        (4,885)          --             (537)        (5,422)      B
    EQUITY IN EARNINGS OF AFFILATED COMPANIES .            59           --             --               59
    RESERVE FOR IMPAIRMENT OF INVESTMENT
        IN  PCS LICENSEHOLDERS ................       (15,406)          --             --          (15,406)
    GAIN ON SALE OF SUBSIDIARY STOCK &
        OTHER ASSETS ..........................          --             --             --                0
                                                      -------        -------        -------        -------
       TOTAL OTHER INCOME(EXPENSE) ............       (19,405)            69           (537)       (19,873)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
    TAXES AND  MINORITY INTERESTS .............       (16,143)           642           (725)       (16,226)
PROVISION FOR INCOME TAXES ....................         5,533           (234)           215          5,514       C
MINORITY INTERESTS ............................           330           --             --              330
                                                      -------        -------        -------        -------
    INCOME (LOSS) FROM CONTINUING OPERATIONS ..     ($ 10,280)       $   408       ($   510)     ($ 10,382)
                                                    =========        =======       ========      =========
WEIGHTED AVERAGE SHARES O/S ...................     1,418,000                                    1,418,000
BASIC AND DILUTED EARNINGS PER SHARE
    FROM CONTINUING OPERATIONS ................     ($   7.25)                                   ($   7.32)
                                                    =========                                    =========

NOTES
A - TO RECORD  AMORTIZATION  OF GOODWILL (25 YEAR PERIOD)
B - TO REFLECT INTEREST EXPENSE ON DEBT ISSUED FOR ACQUISITION
C - NET TAX EFFECT OF ABOVE ADJUSTMENTS


SEE NOTES TO PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (UNAUDITED)

                                LYNCH CORPORATION
             PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
         ADJUSTED TO REFLECT THE ACQUISITION OF CENTRAL SCOTT TELEPHONE
       COMPANY AS IF THE ACQUISITION HAD OCCURRED ON JANUARY 1, 1998 AND
            TO REFLECT THE DISPOSITION OF CERTAIN BUSINESS SEGMENTS
                    IN THOUSANDS (EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                 CENTRAL
                                                                  SCOTT                      PRO FORMA      NOTES TO
                                                   LYNCH        TELEPHONE     PRO FORMA        LYNCH        PRO FORMA
                                                 CORPORATION     COMPANY      ADJUSTMENTS   CORPORATION     ADJUSTMENT
                                                 ---------------------------------------------------------------------

REVENUES ....................................   $   392,720    $     4,395          --      $   397,115
OPERATING EXPENSES:
   COST OF SALES ............................       339,104          2,341         752          342,197        A
   SELLING & ADMINISTRATIVE .................        32,864           --            --           32,864
                                                  ---------      ---------     ---------      ---------
OPERATING INCOME ............................        20,752          2,054          (752)        22,054

OTHER INCOME(EXPENSE):
    INVESTMENT INCOME/(EXPENSE)..............         2,064            272           --           2,336
    INTEREST EXPENSE ........................       (18,334)          --          (2,127)       (20,461)       B
    EQUITY IN EARNINGS OF AFFILATED COMPANIES           317           --            --              317
    RESERVE FOR IMPAIRMENT OF INVESTMENT ....          --             --            --                0
        IN  PCS LICENSEHOLDERS
    GAIN ON SALE OF SUBSIDIARY STOCK & ......         4,778           --            --            4,778
                                                  ---------      ---------     ---------      ---------
        OTHER ASSETS
        TOTAL OTHER INCOME(EXPENSE) .........       (11,175)           272        (2,127)       (13,030)
INCOME (LOSS) FROM CONTINUING OPERATIONS
    BEFORE TAXES AND  MINORITY INTERESTS ....         9,577          2,326        (2,879)         9,024
PROVISION FOR INCOME TAXES ..................        (3,912)          (936)          851         (3,997)       C
MINORITY INTERESTS ..........................          (476)          --            --             (476)
                                                  ---------      ---------     ---------      ---------
    INCOME (LOSS) FROM CONTINUING OPERATIONS    $     5,189    $     1,390   ($    2,028)   $     4,551
                                                ===========    ===========   ===========    ===========
WEIGHTED AVERAGE SHARES O/S .................     1,418,000                                   1,418,000
BASIC AND DILUTED EARNINGS PER SHARE
    FROM CONTINUING OPERATIONS ..............   $      3.66                                 $      3.21
                                                ===========                                 ===========

NOTES
A - TO RECORD  AMORTIZATION  OF GOODWILL (25 YEAR PERIOD)
B - TO REFLECT INTEREST EXPENSE ON DEBT ISSUED FOR ACQUISITION
C - NET TAX EFFECT OF ABOVE ADJUSTMENTS


SEE NOTES TO PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (UNAUDITED)

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